UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

JOINT CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2011

Rockwood Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300

(Registrant’s telephone number)

Rockwood Specialties Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-109686	52-2277390
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7101 Muirkirk Road
Beltsville, Maryland 20705
(Address of registrant’s principal executive office)

(301) 470-3366
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On February 10, 2011 (the “Closing Date”), Rockwood Specialties Group, Inc. (the “Company”), a subsidiary of Rockwood Holdings, Inc., entered into a new senior secured credit agreement, dated as of February 10, 2011 (the “Credit Agreement”), among the Company, as Borrower, Rockwood Specialties International, Inc. (the Company’s direct parent) (“RSI”), as a Guarantor, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Collateral Agent, and KKR Capital Markets LLC, as Syndication Agent (“Syndication Agent”).  The Credit Agreement replaces the Company’s existing Amended and Restated Credit Agreement, dated as of June 15, 2009 (the “Existing Credit Agreement”), among the Company, as U.S. Borrower, Rockwood Specialties Limited, as UK Borrower, RSI, as a Guarantor, the lenders party thereto, Credit Suisse, as administrative agent and as collateral agent, and UBS Securities LLC and Goldman Sachs Credit Partners L.P., as co-syndication agents.

The Credit Agreement provides for senior secured credit facilities comprised of (a) an $850 million term loan facility and (b) a $180 million revolving credit facility.  The loans under the term loan facility (“Term Loans”) were drawn on the Closing Date and the proceeds were used to pay off amounts outstanding under the Existing Credit Agreement and to pay related fees and expenses.  None of the revolving facility was drawn upon as of the Closing Date, but loans under the revolving facility (“Revolving Loans”) may be drawn from time to time pursuant to the terms of the Credit Agreement.

The term loan facility matures on February 10, 2018 and the revolving facility matures on February 10, 2016.

Term Loans and Revolving Loans bear interest at a rate equal to an applicable margin plus, at the Company’s option, either a LIBOR rate adjusted for certain additional costs (the “Eurodollar Rate”) or a base rate equal to the greater of (a) the prime rate in effect on such day, (b) the federal funds effective rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate for a one-month interest period plus 1%.   The applicable margin will initially be (x) in the case of Eurodollar Rate loans, 2.75% and (y) in the case of base rate loans, 1.75%, in each case, with a step-down of 0.25% during periods when the Company meets a certain leverage ratio.  The Eurodollar Rate has a floor of 1.00%.

The Borrower has the right to prepay Term Loans and Revolving Loans without premium or penalty in accordance with the terms of the Credit Agreement, except that a prepayment premium of 1.00% is payable in the event of a repricing or refinancing of the Term Loans prior to the first anniversary of the Closing Date.  Mandatory prepayments are required in certain circumstances relating to asset sales and incurrence of certain other debt.

The borrowings of the Company under the senior secured credit facilities are guaranteed and secured by assets and pledges of capital stock by the Company, RSI and the material domestic subsidiaries of the Company.

The Credit Agreement also contains financial covenants that require the Company to maintain a ratio of senior secured debt to adjusted EBITDA of no greater than 2.75 to 1.00 and a ratio of adjusted EBITDA to consolidated interest expense of no less than 2.50 to 1.00.  The Credit Agreement also contains certain customary affirmative and negative covenants (similar to those under the Existing Credit Agreement).   The covenants may limit or restrict the Company’s ability to, among other things, incur indebtedness and other liabilities; create liens; merge or consolidate; dispose of assets; make investments; pay dividends and make payments to shareholders; make payments on certain indebtedness; enter into sale leaseback transactions; and make capital expenditures, in each case, subject to certain qualifications and exceptions.

The Credit Agreement also includes customary events of default (including non-compliance with the covenants or other terms of the Credit Agreement) which may allow the lenders to terminate the commitments under the revolving facility and declare all outstanding Term Loans and Revolving Loans immediately due and payable.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Syndication Agent and one of the Lenders under the Credit Agreement are affiliates of KKR & Co. L.P., an affiliate of the beneficial owners of 22.2% of the Company’s common stock outstanding as of the Closing Date, and have been paid customary fees for their services in connection with the Credit Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

On February 10, 2011 the Company terminated its Existing Credit Agreement and replaced it with the Credit Agreement when it repaid all outstanding borrowings under the Existing Credit Agreement, which totaled approximately $898,944,820.45 and €266,267,832.86.  The Existing Credit Agreement provided for revolving commitments of $180.0 million maturing on June 15, 2014, as well as multiple tranches of term loans maturing between July 30, 2011 and May 15, 2014.  The terms of the Credit Agreement are substantially similar to the terms of the Existing Credit Agreement as set forth in Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1

Credit Agreement, dated as of February 10, 2011, among the Company, as Borrower, Rockwood Specialties International, Inc., as Guarantor, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch as Administrative Agent and as Collateral Agent, and KKR Capital Markets LLC, as Syndication Agent.

10.2

Guarantee Agreement dated as of February 10, 2011, among the Company, Rockwood Specialties International, Inc. as a Guarantor, each of the Subsidiary Guarantors listed on Annex A thereto, and Credit Suisse AG, Cayman Islands Branch as Administrative Agent and as Collateral Agent.

10.3

Pledge Agreement dated as of February 10, 2011 among the Company, Rockwood Specialties International, Inc., each of the Subsidiary Pledgors listed on Schedule 1 thereto, and Credit Suisse AG, Cayman Islands Branch as Administrative Agent and as Collateral Agent.

10.4

Security Agreement dated as of February 10, 2011 among the Company, Rockwood Specialties International, Inc., each of the Subsidiary Grantors listed on Annex A thereto, and Credit Suisse AG, Cayman Islands Branch as Administrative Agent and as Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

By:	/s/ Michael W. Valente
	Name:	Michael W. Valente
	Title:	Assistant Secretary

ROCKWOOD SPECIALTIES GROUP, INC.

By:	/s/ Michael W. Valente
	Name:	Michael W. Valente
	Title:	Assistant Secretary

Dated: February 16, 2011